Exhibit 5.1
1114 Avenue of the Americas New York, NY 10036-7703 212 506 3900 main www.steptoe.com
September 25, 2023

PROOF Acquisition Corp I
11911 Freedom Drive, Suite 1080
Reston, VA

Re:	Re: PROOF Acquisition Corp I Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to PROOF Acquisition Corp I, a Delaware corporation (the “Company” or “PACI”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 18, 2023, as amended and supplemented through the date hereof (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”) relating to [•] shares (the “Shares”) of PACI Class A Common Stock, par value $0.0001 per share (the “Common Stock”), to be issued by the Company pursuant to the terms of the Business Combination Agreement, dated August 1, 2023 (the “Business Combination Agreement”), by and among the Company, PACI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Volato, Inc., a Delaware corporation (“Volato”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.” The Business Combination is subject to satisfaction or waiver of a number of conditions, including, among others, approval of the Business Combination Agreement by the Company’s stockholders.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement; (ii) the Business Combination Agreement; (iii) the form of Amended and Restated Certificate of Incorporation of the Company to be effective upon the consummation of the Business Combination (the “Certificate of Incorporation”); (iv) the form of Bylaws of the Company to be effective upon the consummation of the Business Combination; and (v) a specimen PACI Class A Common Stock certificate.

September 6, 2023

In addition, we also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1.
The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (“Delaware Secretary of State”) in accordance with Section 103 of the Delaware General Corporation Law (“DGCL”), that no other certificate or document has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

2.
Prior to the issuance of the Common Stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the stockholders of the Company will have approved the Business Combination Agreement; (iii) the Certificate of Incorporation, and any other necessary documentation, will have been filed with and accepted by the Secretary; (iv) the Business Combination will have been consummated; and (v) the Business Combination will have become effective under the DGCL.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, (a) the issuance of the Shares has been duly authorized by the Company, and (b) when (i) the Certificate of Incorporation has been duly filed with the Delaware Secretary of State and (ii) the Shares are issued upon consummation of the Business Combination, the Shares of Common Stock will be validly issued, fully paid and non-assessable.

September 6, 2023

We express no opinion herein concerning any laws, statutes, regulations or ordinances other than the DGCL.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Sincerely, /s/Steptoe & Johnson LLP